UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Public Offering of Senior Notes Due 2021, Senior Notes Due 2023 and Floating Rate Notes due 2021

On May 23, 2018, Equifax Inc. (the “Company”) executed an Underwriting Agreement with J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as the representatives of the underwriters named therein, with regard to the issuance and sale by the Company of $300,000,000 aggregate principal amount of the Company’s 3.600% Senior Notes due 2021 (the “2021 Notes”), $400,000,000 principal amount of the Company’s 3.950% Senior Notes due 2023 (the “2023 Notes”) and $300,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2021 (the “Floating Rate Notes” and together with the 2021 Notes and the 2023 Notes, the “Notes”). The Notes are issued pursuant to an Indenture dated as of May 12, 2016 between the Company and U.S. Bank National Association, as Trustee (the “Indenture”), as supplemented by each of: (i) a Third Supplemental Indenture relating to the 2021 Notes and dated as of May 25, 2018; (ii) a Fourth Supplemental Indenture relating to the 2023 Notes and dated as of May 25, 2018; and (iii) a Fifth Supplemental Indenture relating to the Floating Rate Notes and dated as of May 25, 2018.

Interest on the 2021 Notes will accrue from their date of issuance at a rate of 3.600% per year and will be payable in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2019. Interest on the 2023 Notes will accrue from their date of issuance at a rate of 3.950% per year and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2018.

Interest on the Floating Rate Notes for a particular interest period will be a rate equal to three-month LIBOR on the interest determination date plus 0.87% per annum. Interest will accrue from the date of issuance and will be payable in cash quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2018.

The Floating Rate Notes and the 2021 Notes will mature on August 15, 2021 and the 2023 Notes will mature on June 15, 2023. Prior to August 15, 2021 (the maturity date of the 2021 Notes), with respect to the 2021 Notes, or May 15, 2023 (one month prior to the maturity date of the 2023 Notes) with respect to the 2023 Notes, the Company may redeem all or a portion of the 2021 Notes and 2023 Notes at any time, at its option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis, at the treasury rate plus 20 basis points in the case of the 2021 Notes or 25 basis points in the case of the 2023 Notes, plus accrued and unpaid interest to, but excluding, the date of redemption. On or after May 15, 2023 (one month prior to the maturity date of the 2023 Notes), the Company may redeem all or a portion of the 2023 Notes at any time, at its option, at a redemption price equal to 100% of the aggregate principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. The Company does not have the right to redeem the Floating Rate Notes.

The net proceeds from this offering will be approximately $986.9 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to repay borrowings under its three-year delayed draw term loan facility and borrowings under its commercial paper program, and for general corporate purposes, which may include repayment of borrowings outstanding under its five-year unsecured revolving credit facility.

The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s effective Registration Statement on Form S-3 (File No. 333-210962) filed with the Securities and Exchange Commission on April 27, 2016: (i) the Underwriting Agreement, filed as Exhibit 1.1 hereto; (ii) the Third Supplemental Indenture between the Company and the Trustee, including the form of 2021 Note as Exhibit A, filed as Exhibit 4.1 hereto; (iii) the Fourth Supplemental Indenture between the Company and the Trustee, including the form of 2023 Note as Exhibit A, filed as Exhibit 4.2 hereto; (iv) the Fifth Supplemental Indenture between the Company and the Trustee, including the form of Floating Rate Note as Exhibit A, filed as Exhibit 4.3 hereto; (v) the opinion of counsel addressing the validity of the Notes, filed as Exhibit 5.1 hereto; and (vi) the opinion of John J. Kelley III, Chief Legal Officer of the Company, addressing certain other legal matters, filed as Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

The agreements filed as exhibits to this report have been attached to provide investors and security holders with information regarding their terms and are not intended to provide any factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants in the agreements filed herewith were made only for the purpose of such agreements and solely for the benefit of the parties to such agreements as of the specific dates set forth therein. Such representations and warranties were made for the purposes of allocating contractual risk between the parties to such agreements and should not be relied upon by investors as a disclosure of factual information relating to the Company as such representations and warranties may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications and may therefore not be complete. The representations, warranties and covenants in the agreements filed herewith may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each agreement filed herewith, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 23, 2018, by and among Equifax Inc. and J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as the representatives of the underwriters named therein (filed herewith).

4.1	Third Supplemental Indenture, dated as of May 25, 2018, between Equifax Inc. and the Trustee, including the form of 2021 Note as Exhibit A (filed herewith).

4.2	Fourth Supplemental Indenture, dated as of May 25, 2018, between Equifax Inc. and the Trustee, including the form of 2023 Note as Exhibit A (filed herewith).

4.3	Fifth Supplemental Indenture, dated as of May 25, 2018, between Equifax Inc. and the Trustee, including the form of Floating Rate Note as Exhibit A (filed herewith).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

5.2	Opinion of John J. Kelley III, Chief Legal Officer of Equifax Inc. (filed herewith).

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 filed herewith).

23.2	Consent of John J. Kelley III, Chief Legal Officer of Equifax Inc. (contained in Exhibit 5.2 filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: May 25, 2018